EXHIBIT 11.  Earnings Per Share Schedule

      Calculation of net income under the modified treasury stock method:

                                                             THREE           SIX
                                                             MONTHS        MONTHS
        Primary
           Average common stock outstanding                4,756,652      4,454,782
           Common stock equivalents                                       1,155,643
                                                         -----------    -----------
                                                           4,756,652      5,610,425
                                                         ===========    ===========

           Net (loss) income applicable to common stock  $  (377,809)   $   523,205
           Assumed interest expense reduction                     --         62,759
                                                         -----------    -----------
                                                         $  (377,809)   $   585,964
                                                         ===========    ===========

               Net (loss) income per share               $      (.08)   $       .10
                                                         ===========    ===========

        Fully diluted
           Average common stock outstanding                6,012,710      5,844,840
           Preferred stock                                    50,000         50,000
           Common stock equivalents                               --      1,285,775
                                                         -----------    -----------
                                                           6,062,710      7,180,615
                                                         ===========    ===========

           Net (loss) income applicable to common stock  $  (377,809)   $   523,205
           Preferred stock dividends                          40,421         88,844
           Assumed interest expense reduction                     --             --
                                                         -----------    -----------
                                                         $  (337,388)   $   612,049
                                                         ===========    ===========
                   Net (loss) income per share           $      (.06)   $       .09
                                                         ===========    ===========
